Exhibit 21.1

SUBSIDIARIES OF WESCO INTERNATIONAL, INC.

1502218 Alberta Ltd., an Alberta corporation
Atlanta Electrical Distributors, LLC, a Delaware limited liability company
Calvert Wire & Cable Corporation, a Delaware corporation
Carlton-Bates Company, an Arkansas corporation
Carlton-Bates Company de Mexico S.A. de C.V., a Mexico variable capital company
Carlton-Bates Company of Texas GP, Inc., a Texas corporation
CBC LP Holdings, LLC, a Delaware limited liability company
CDW Holdco, LLC, a Delaware limited liability company
Communications Supply Corporation, a Connecticut corporation
Conney Investment Holdings, LLC, a Delaware limited liability company
Conney Safety Products, LLC, a Delaware limited liability company
Distribuidora Materiales Electricos E-Supply Limitada, a Chile limited liability company
EECOL Electric Bolivia Ltda., a Bolivia limited liability company
EECOL Electric Peru S.A.C., a Peru sociedad anonima cerrada
EECOL Electric Corp, an Alberta corporation
EECOL Industrial Electric Ecuador Limitada, an Ecuador limited liability company
EECOL Industrial Electric (SudAmerica) Limitada, a Chile limited liability company
EECOL Industrial Electric Limitada, a Chile limited liability company
EECOL Power S.A., a Chile closed stock corporation
EECOL Properties Corp., an Alberta corporation
Hazmasters, Inc., an Ontario corporation
Hi-Line Utility Supply Company, LLC, an Illinois limited liability company
Hill Country Electric Supply, L.P., a Texas limited partnership
Liberty Wire & Cable, Inc., a Delaware corporation
Needham Electric Supply, LLC, a Delaware limited liability company
Obras Y Servicios Sunpark S.A.C. (OS Sunpark), a Peru sociedad anonima cerrada
SASK Alta Holdings S.A., a Chile closely held stock corporation

Services Voice, Video and Data Distribution de Mexico, S. de R.L. de C.V., a Mexico limited liability company
Stone Eagle Electrical Supply GP Inc., an Alberta corporation
Stone Eagle Electrical Supply Limited Partnership, an Alberta limited partnership
TVC Communications, L.L.C., a Delaware limited liability company
TVC Espana Distribucion y Venta De Equipos, S.L., a Spain limited liability company
TVC International Holding, L.L.C., a Delaware limited liability company
TVC UK Holdings Limited, a United Kingdom limited company
Voice, Video and Data Distribution de Mexico, S. de R.L. de C.V., a Mexico limited liability company
WDC Holding Inc., a Delaware corporation
WDCH, LP, a Pennsylvania limited partnership
WDCH US LP, a Delaware limited partnership
WDI-Angola, LDA, an Angola company
WDI USVI, LLC, a Delaware company
WDINESCO B.V., a Netherlands private company with limited liability
WDINESCO II B.V., a Netherlands private company with limited liability
WDINESCO III B.V., a Netherlands private company with limited liability
WEAS Company, S. de R.L., a Mexico private limited company
WESCO (Suzhou) Trading Co., Ltd., a China limited liability company
WESCO Australia Pty Ltd, an Australian company
WESCO Canada I, LP, an Alberta limited partnership
WESCO Canada GP Inc., an Ontario corporation
WESCO DC Holding I LP, an Ontario limited partnership
WESCO DC Holding II LP, an Ontario limited partnership
WESCO DC Holding III LP, an Ontario limited partnership
WESCO DC Holding IV LP, an Ontario limited partnership
WESCO Distribution Canada Co., a Nova Scotia unlimited liability company
WESCO Distribution Canada LP, an Ontario limited partnership
WESCO Distribution de Mexico, S. de R.L., a Mexico private limited company
WESCO Distribution HK Limited, a Hong Kong limited private company
WESCO Distribution II ULC, a Nova Scotia unlimited liability company

WESCO Distribution III ULC, a Nova Scotia unlimited liability company
WESCO Distribution-International Limited, a United Kingdom limited company
WESCO Distribution Ireland Limited, an Ireland limited company
WESCO Distribution, Inc., a Delaware corporation
WESCO Distribution IV Inc., an Ontario corporation
WESCO Distribution NL B.V., a Netherlands private company with limited liability
WESCO Distribution Pte. Ltd., a Singapore limited private company
WESCO Enterprises, Inc., a Delaware corporation
WESCO Equity Corporation, a Delaware corporation
WESCO Holdings, LLC, a Delaware limited liability company
WESCO Integrated Supply, Inc., a Delaware corporation
WESCO Integrated Supply Polska Spolka z o.o., a Poland limited company
WESCO Nevada, Ltd., a Nevada corporation
WESCO Netherlands B.V., a Netherlands private company with limited liability
WESCO Nigeria, Inc., a Delaware corporation
WESCO Procurement Canada ULC, an Alberta unlimited liability company
WESCO Real Estate I, LLC, a Delaware limited liability company
WESCO Real Estate II, LLC, a Delaware limited liability company
WESCO Real Estate III, LLC, a Delaware limited liability company
WESCO Real Estate IV, LLC, a Delaware limited liability company
WESCO Receivables Corp., a Delaware corporation
WESCO Services, LLC, a Delaware limited liability company
WESCO TLD Holdings Co., Ltd., a Thailand limited private company
WND Nigeria Limited, a Nigeria corporation